  EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Opens ShowGrow San Diego Dispensary

VANCOUVER, B.C., CANADA (April 16, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to report the opening of the ShowGrow San Diego dispensary.

The newly opened ShowGrow San Diego dispensary is located at 7625 Carroll Road in the Miramar area of San Diego. The dispensary is now operational and serving medical and recreational customers with an emphasis on COVID-19 social distancing and health protocols. The San Diego dispensary is approximately 3,700 square feet with over 25 parking spots in and a central location of northern San Diego and La Jolla.

ShowGrow San Diego offers a wide variety of popular brands including Body and Mind branded pre-rolls, distillate and live-resin cartridges, and concentrates including live sugar, live resin, shatter and badder. The dispensary is owned by NMG San Diego LLC, which is a 60percent (60%) owned subsidiary of the Company.

“California is a key part of our growth strategy and opening in the limited license jurisdiction of San Diego expands our presence in this key market. I’d like to thank the team at Australis Capital who were instrumental in commencing this deal and we look forward to adding meaningful revenue to our top and bottom line,” stated Michael Mills, President and Interim CEO of Body and Mind. “Our gratitude goes to the team who have moved through the licensing and development process to create value for our shareholders. As the retail world has changed our team has worked tirelessly to ensure our dispensary is prepared to serve patients and customers in a clean and safe environment.

“We are thrilled BaM has achieved this expansion milestone,” stated Scott Dowty, CEO of Australis Capital Inc. “Australis Capital and the BaM team worked closely together to facilitate this opportunity and we are delighted they have achieved this significant milestone in such a difficult market.”

Final closing regarding the previously announced definitive agreement (see July 3, 2019 news release) is ongoing. View images at https://bamcannabis.com/showgrow-san-diego-opening/

About Body and Mind Inc.

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President and Interim CEO
Tel: 800-361-6312
ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.